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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TOOTSIE ROLL INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Tootsie Roll Industries, Inc.
7401 South Cicero Avenue, Chicago, Illinois 60629

March 28, 2003

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of your Company to be held on Monday, May 5, 2003, at 9:00 A.M., Eastern Daylight Savings Time, in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia.

        At the meeting, you will be asked to consider and vote upon the election of five directors and a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.

        The formal Notice of the Annual Meeting of Shareholders and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please promptly mark, sign and date the enclosed proxy and return it in the enclosed envelope, whether or not you intend to be present at the Annual Meeting of Shareholders.

Sincerely,

Melvin J. Gordon	Ellen R. Gordon
Chairman of the Board and	President and
Chief Executive Officer	Chief Operating Officer

Tootsie Roll Industries, Inc.
7401 South Cicero Avenue, Chicago, Illinois 60629

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2003

To the Shareholders:

        Notice is hereby given that the Annual Meeting of Shareholders of TOOTSIE ROLL INDUSTRIES, INC. will be held in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia, on Monday, May 5, 2003, at 9:00 A.M., Eastern Daylight Savings Time, for the following purposes:

  1.
  To elect the full board of five directors;

  2.
  To consider and act upon ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2003; and

  3.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only shareholders of record at the close of business on March 4, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The relative voting rights of the Company's Common Stock and Class B Common Stock in respect of the Annual Meeting and the matters to be acted upon at such meeting are described in the accompanying Proxy Statement.

        Your attention is directed to the accompanying Proxy, Proxy Statement and 2002 Annual Report of Tootsie Roll Industries, Inc.

                      By Order of the Board of Directors
                      G. Howard Ember Jr.,                       Assistant Secretary

Chicago, Illinois
March 28, 2003

NOTE:    Please mark, date and sign the enclosed Proxy and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting in person. You may revoke your Proxy at any time before it is voted.

Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, Illinois 60629

PROXY STATEMENT
Annual Meeting of Shareholders—May 5, 2003

SOLICITATION OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tootsie Roll Industries, Inc. of the accompanying proxy for the Annual Meeting of Shareholders of the Company to be held on Monday, May 5, 2003, and at any adjournments thereof. The purpose of the meeting is for the shareholders of the Company to: (1) elect five directors to terms of office expiring at the 2004 Annual Meeting of Shareholders; (2) consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and (3) transact such other business as may properly come before the meeting and any adjournments thereof.

        Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting it is intended that the persons named in the accompanying proxy will vote thereon at their discretion. Any shareholder may revoke his or her proxy by giving written notice of revocation to the Assistant Secretary of the Company at any time before it is voted, by executing a later-dated proxy which is voted at the meeting or by attending the meeting and voting his or her shares in person.

        The Board of Directors has fixed the close of business on March 4, 2003 as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting of Shareholders to be held on May 5, 2003, and at any adjournments thereof. As of the close of business on March 4, 2003, there were outstanding and entitled to vote 33,941,173 shares of Common Stock and 16,756,572 shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and therefore the Common Stock will be entitled to a total of 33,941,173 votes and the Class B Common Stock will be entitled to a total of 167,565,720 votes. The Common Stock and the Class B Common Stock will vote together as a single class with respect to the election of directors and all other matters submitted to the Company's shareholders at the meeting. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders of the Company on or about March 28, 2003.

        The entire cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not receive special compensation for such services. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company's Common Stock and Class B Common Stock.

VOTING INFORMATION

        A shareholder may, with respect to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. A shareholder may, with respect to each other proposal to be considered and voted upon at the meeting (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal or (iii) "ABSTAIN" from voting on the proposal. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be counted in connection with the vote on such matter, although such votes may be counted in connection with the vote on other matters and will count for purposes of determining the presence of a quorum.

        The affirmative vote of a plurality of the votes present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Thus, assuming a quorum is present, the five persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director(s) and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present at the meeting, in order to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, the number of votes cast favoring the action must exceed the number of votes cast opposing the action. Accordingly, non-votes and abstentions with respect to such matter will not affect the determination of whether such matter is approved.

PROPOSAL 1

ELECTION OF DIRECTORS

        It is the intention of the persons named in the accompanying proxy to vote for the election of each of the five persons named in the table below as a director of the Company to serve until the 2004 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. All of such nominees are now directors of the Company, having been previously elected as directors by the shareholders of the Company or appointed by the Board of Directors. In the event any of the nominees, all of whom have expressed an intention to serve if elected, fail to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors. The information concerning the nominees and their shareholdings has been furnished by them to the Company.

        The following table sets forth information with respect to the five nominees for election as directors:

Name, Age and Other Positions, if any, with Company	Period Served As Director and Business Experience During Past 5 Years
Melvin J. Gordon, 83; Chairman of the Board and Chief Executive Officer (1) (2)	Director since 1952; Chairman of the Board since 1962; Director and President of HDI Investment Corp., a family investment company.
Ellen R. Gordon, 71, President and Chief Operating Officer(1)(2)	Director since 1969; President since 1978; Director and Vice-President of HDI Investment Corp., a family investment company.
Charles W. Seibert, 88(3)(4)	Director since 1978; retired; Vice-President of Citibank through February, 1974 and consultant to several banks since 1974.
Lana Jane Lewis-Brent, 56(3)(4)	Director since 1988; President of Paul Brent Designer, Inc. since 1992 (art publishing); former President of Sunshine-Jr. Stores, Inc. (convenience stores).
Richard P. Bergeman, 65(3)(4)	Director since December 2001; retired; Senior Vice-President of Unilever Bestfoods through February 2001; Senior Vice-President of Bestfoods through October 4, 2000.

(1)
Member of the Executive Committee. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, other than certain actions which under the laws of the Commonwealth of Virginia must be approved by the Board of Directors.

(2)
Melvin J. Gordon and Ellen R. Gordon are husband and wife.

(3)
Member of the Audit Committee. The Audit Committee (a) annually recommends to the Board of Directors the appointment of independent public accountants for the Company and subsidiaries; (b) reviews the scope of audits; (c) approves the non-audit services of the independent public accountants for the Company and subsidiaries and their fees for audit and non-audit services; and (d) receives, reviews and takes action deemed appropriate with respect to audit reports submitted. The Audit Committee held two meetings during 2002.

(4)
Member of the Compensation Committee. The Compensation Committee administers the Tootsie Roll Industries, Inc. 2001 Bonus Incentive Plan and in this capacity will make or recommend awards under such plan. The Compensation Committee held one meeting during 2002.

        The Company does not have a nominating committee.

        The Board of Directors held four meetings during 2002. Mr. and Mrs. Gordon do not receive fees for their service on the Board of Directors or committees. Other directors received an annual fee of $31,000 plus $1,250 per meeting attended for service on the Board of Directors during 2002. Each member of the Audit Committee and the Compensation Committee received $1,250 per meeting attended. Mr. Seibert, as the Chairman of the Audit Committee, received an additional annual fee of $5,500. During 2002, all of the directors attended at least 75 percent of the meetings of the Board of Directors and (if they were members of the Executive Committee, Audit Committee or Compensation Committee) the Executive Committee, Audit Committee and Compensation Committee.

        The Board of Directors recommends a vote FOR the election of all named director nominees.

OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 4, 2003, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each person known to the Company to be the beneficial owner of more than five percent of such Common Stock or Class B Common Stock. The information has been furnished to the Company by such persons or derived from filings with the Securities and Exchange Commission.

Number of Shares of Common Stock and Class B Common Stock Owned Beneficially and Nature of Beneficial Ownership(1)
Percentage of Outstanding Shares of Class
Name
		Direct	Indirect
Melvin J. Gordon	Common Class B	1,139,156 1,139,156	— —	3.4 6.8	% %
Ellen R. Gordon	Common Class B	7,250,211 7,403,396	89,239(2) 34,603(2)	21.6 44.4	% %
Melvin J. Gordon and Ellen R. Gordon, jointly as fiduciaries	Common Class B	— —	4,603,706(3) 4,603,706(3)	13.6 27.5	% %
Leigh R. Weiner	Common Class B	1,189,587 1,931,045	305,151(4) 419,899(4)	4.4 14.0	% %
Kayne Anderson Rudnick Investment Management, LLC	Common Class B	— —	2,176,171(5) —	6.4 —	% %

  The address of Mr. and Mrs. Gordon is c/o Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629. The address of Mr. Weiner is c/o Becker Ross Stone DeStefano & Klein, 317 Madison Ave., New York, New York 10017-5372. The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(1)
The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly. Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock.

(2)
Includes 34,603 shares of each of Common Stock and Class B Common Stock held as co-trustee of the Company's pension plan, and 54,636 shares of Common Stock held as co-trustee of the Company Stock Trust.

(3)
Includes 4,096,166 shares each of Common Stock and Class B Common Stock held by Mr. and Mrs. Gordon as fiduciaries for their children and 507,540 shares each of Common Stock and Class B Common Stock owned by a charitable foundation in which members of the Gordon family are interested.

(4)
Includes 65,079 shares of Common Stock and 41,014 shares of Class B Common Stock held by Mr. Weiner's wife (of which he disclaims beneficial ownership), 174,620 shares of Common Stock and 124,842 shares of Class B Common Stock held by Mr. Weiner or by his wife as custodian for their children and 65,452 shares of Common Stock and 254,043 shares of Class B Common Stock held by a charitable foundation in which Mr. Weiner and members of his family are interested.

(5)
As reported by Kayne Anderson Rudnick Investment Management, LLC in its report on Schedule 13G filed with the Securities and Exchange Commission on February 7, 2003.

OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY MANAGEMENT

        The following table sets forth, as of March 4, 2003, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each director, by each executive officer who is named in the summary compensation table included in this proxy statement, and by all directors and executive officers of the Company as a group.

Number of Shares of Common Stock and Class B Common Stock Owned Beneficially and Nature of Beneficial Ownership(1)
Percentage of Outstanding Shares of Class
Name
		Direct		Indirect
Melvin J. Gordon	Common Class B	(2 (2	) )	(2 (2	) )	(2) (2)
Ellen R. Gordon	Common Class B	(2 (2	) )	(2 (2	) )	(2) (2)
Charles W. Seibert	Common Class B	— —		2,322 —		(3) (3)
Richard P. Bergeman	Common Class B	1,060 —		— —		(3)
Lana Jane Lewis-Brent	Common Class B	4,229 —		19,464 —		(3) (3)
John W. Newlin, Jr.	Common Class B	10,543 10,543		1,300 1,300		(3) (3)
Thomas E. Corr	Common Class B	— —		— —		(3) (3)
G. Howard Ember, Jr.	Common Class B	— —		9,071 —		(3) (3)
All directors and executive officers as a group (10 persons)	Common Class B	8,405,199 8,553,095		4,725,102 4,639,609		38.7 78.7	% %

(1)
The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly. Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock.
(2)
See the table under the caption "Ownership of Common Stock and Class B Common Stock by Certain Beneficial Owners" above for shareholdings of Mr. and Mrs. Gordon.
(3)
Less than 1% of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock or Class B Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and New York Stock Exchange. Such persons are also required to furnish the Company with copies of all such reports.

        Based solely on its review of the copies of such reports received by the Company, and written representations from certain reporting persons, the Company is pleased to note that its directors, executive officers and greater than ten percent shareholders filed all required reports during or with respect to fiscal year 2002 on a timely basis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following summary compensation table sets forth the compensation for the last three calendar years of the Chairman and Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company serving at the end of 2002.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Options SARs	LTIP Payouts	All Other Compensation (1)(2)(3)
Melvin J. Gordon Chairman and CEO	2002 2001 2000	$999,000 999,000 999,000	$1,499,000 1,422,000 1,373,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$1,256,835 1,051,820 1,071,875
Ellen R. Gordon President and Chief Operating Officer	2002 2001 2000	$999,000 999,000 999,000	$1,371,000 1,297,000 1,249,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$1,246,237 1,032,859 1,066,400
John W. Newlin, Jr. Vice President/Manufacturing	2002 2001 2000	$760,000 700,000 626,000	$333,000 339,500 350,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$356,695 349,168 363,845
Thomas E. Corr Vice President/Marketing and Sales	2002 2001 2000	$711,000 653,000 584,000	$351,000 358,000 369,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$337,367 334,535 348,871
G. Howard Ember, Jr. Vice President/Finance	2002 2001 2000	$537,000 493,000 433,000	$247,500 252,200 260,000	$0 0 0	$0 0 0	0 0 0	$0 0 0	$248,529 249,519 251,634

(1)
"All Other Compensation" includes (i) contributions to the Company's pension, profit-sharing and excess benefit plans, (ii) annual awards to the Company's Career Achievement Plan ("CAP") in the form of deferred compensation with vesting and forfeiture provisions and (iii) benefits under the Company's split dollar life insurance plan (see note 3 below). The Company has suspended payment of premiums for split dollar life insurance policies until it is determined whether this type of transaction is permitted under the Sarbanes-Oxley Act of 2002.

(2)
For 2002, (i) contributions to the Company's pension, profit-sharing and excess benefit plans, (ii) CAP awards and (iii) split dollar life insurance benefits were, respectively, as follows: $213,035, $0 and $1,043,800 for Melvin J. Gordon; $202,437, $0 and $1,043,800 for Ellen R. Gordon; $145,995, $193,000 and $17,700 for John W. Newlin, Jr.; $141,867, $188,000 and $7,500 for Thomas E. Corr; and $103,529, $138,500 and $6,500 for G. Howard Ember, Jr.

(3)
In 1993, the Board of Directors approved a split dollar life insurance plan for Melvin J. Gordon and Ellen R. Gordon that replaced benefits that were already earned under the Company's CAP and previous split dollar insurance programs pursuant to which Mr. and Mrs. Gordon received awards during the years 1982 through 1992. In 1993, 1996 and 1997, the Board of Directors approved additional split dollar life insurance for Mr. and Mrs. Gordon, a portion of which replaced benefits previously earned under deferred compensation and excess benefit plans. Although the Company will fully recover all premiums paid for the split dollar life insurance between approximately 2009 and 2021, or sooner upon death under the terms of the plan, the plan includes a compensation element for the additional benefits attributable to the Company's after-tax cost for advancing the premium payments. The compensation element represents the total expected after-tax cost of the benefits provided allocable to the service provided by Melvin J. Gordon and Ellen R. Gordon during the year.

Change in Control Agreements

        The Company has entered into severance agreements (the "Agreements") with five executive officers, excluding Mr. and Mrs. Gordon but including the other executive officers named in the Summary Compensation Table. The Agreements generally provide that in the event the executive's employment is terminated by the Company without "cause" or by the executive for "good reason" within two years after a "change in control" (as such terms are defined in the Agreements), the executive will receive a pro-rated bonus for the year of termination plus three times his annual base salary and three times the higher of his incentive bonus for the last fiscal year or his average incentive bonus over the prior three fiscal years. The executive would also be eligible for three years of coverage under the Company's health, life and disability benefit plans and for a "gross-up" payment as reimbursement of any federal excise (but not income) taxes payable. The executive would also become vested in, and be paid, any unvested accrued benefits under the Company's Pension, Profit Sharing and Excess Benefit Plans and the maximum award under the CAP Plan. In the event of such a termination, each executive has agreed to a noncompetition and nonsolicitation covenant applicable for one year following the termination of his employment. The Board of Directors believes that the foregoing arrangements are frequently part of executive compensation practices at major public corporations. Mr. and Mrs. Gordon have advised the Board of Directors that the Gordon family intends to maintain voting control of the Company and, therefore, the Board of Directors believes that it is unlikely that the Agreements would be utilized.

Report on Executive Compensation

        During 2002, the entire Board of Directors was responsible for determining the compensation structure and amounts for the executive officers of the Company. The Compensation Committee of the Board of Directors (the "Compensation Committee") was responsible for administering the Tootsie Roll Industries, Inc. Bonus Incentive Plan. This report describes the policies and rationale for the Board and the Compensation Committee in establishing the principal components of compensation for the executive officers during 2002.

Executive Compensation Policy

        The Company's compensation program is designed to encourage and reward both individual effort and teamwork leading to improvement in the Company's financial performance and attainment of the Company's principal long-term objective of profitably building the Company's well-known brands. The Company's executive officer compensation program is balanced between short-term and long-term compensation and incentives. The program is comprised of base salary, annual cash incentive bonuses, annual awards under the Company's Career Achievement Plan ("CAP"), split-dollar insurance plans, and pension, profit-sharing and excess benefit plans generally available to employees of the Company. The Board of Directors believes that this program will lead to increased shareholder value on a long-term basis.

Base Salary

        The Board of Directors annually reviews each executive officer's salary. The Board considers the following with respect to the determination of an individual executive officer's base salary:

  •
  Performance and contribution to the Company, including length of service in the position;

  •
  Comparative compensation levels of other companies, including periodic compensation studies performed by independent compensation and benefit consultants;

  •
  Overall competitive environment for executives and the level of compensation considered necessary to attract and retain executive talent;

  •
  Historical compensation and performance levels for the Company; and

  •
  A desire to adhere to Internal Revenue Code Section 162(m) regulations on deductible compensation, thus maximizing the Company's ability to receive federal income tax deductions.

        Companies used in comparative analyses for the purpose of determining each executive officer's salary are selected periodically with the assistance of professional compensation consultants. Selection of such companies is based on a variety of factors, including market capitalization, revenue size and industry classification. The companies used in these comparative analyses include some of the companies in the Peer Group used in the Performance Graph, as well as other companies. The Board of Directors believes that the Company's primary competitors for executive talent are companies with a similar market capitalization and, accordingly, relies on a broad array of companies in various industries for comparative analyses.

Annual Incentives and Other Awards

        Effective January 1, 1997, the Compensation Committee established the Tootsie Roll Industries, Inc. Bonus Incentive Plan. In 2001, the shareholders approved the 2001 Bonus Incentive Plan to replace the previous Bonus Incentive Plan for 2001 and future years. The 2001 Bonus Incentive Plan was adopted to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. Under the Plan, certain key employees (including employees who are also directors) designated by the Compensation Committee may receive annual incentive compensation determined by pre-established objective performance goals. This year, all executive officers named in the summary compensation table included in this proxy statement were eligible for the 2001 Bonus Incentive Plan. Performance goals were based on the measures, objectives and financial criteria discussed below.

        Annual incentive bonuses to some executive officers and CAP and split-dollar insurance awards for all executive officers are made at the discretion of the Board of Directors in order to recognize and reward each executive officer's contribution to the Company's overall performance in terms of both financial results and attainment of individual and Company goals.

        The annual cash incentive bonus is designed to reward executives, as well as other management personnel, for their contributions to the Company's financial performance during the recently completed year.

        The annual CAP award and split dollar life insurance program is principally designed to provide an incentive to executive officers to achieve both short-term and long-term financial and other goals, including strategic objectives. These programs are also designed to provide an incentive for the executive to remain with the Company on a long-term basis. These awards are determined by the Board of Directors based on the performance of the Company and the executive's contribution to the growth and success of the Company. The Company has suspended payments under the split-dollar life insurance program until it is determined whether this type of transaction is permitted under the Sarbanes-Oxley Act of 2002.

        The Board of Directors considers both achievement of strategic objectives and financial performance measures in determining compensation levels. The following measures of Company performance were considered in the determination of 2002 bonuses and awards:

  •
  Earnings per share;

  •
  Increase in sales of core brands and total sales;

  •
  Return on assets;

  •
  Return on equity; and

  •
  Net earnings as a percentage of sales.

        The awards for 2002 recognize the Company's achievement of the Company's third highest year of profitability and the high level of achievement on other measures of financial performance given the state of the economy in 2002. The Company's sales and profitability in 2002 were higher than in 2001, and the Board believes that the Company's return on equity and return on sales continue to be high and that the Company out-performed most competitors on important financial performance indicators.

Rationale of CEO Compensation

        The Board of Directors established the compensation of Melvin J. Gordon, Chairman of the Board of Directors and Chief Executive Officer, using the same criteria that were used to determine the other executive officers' compensation as discussed above. In addition, the Board considered Mr. Gordon's leadership of the Company in achieving the Company's strategic and long-term objectives. Mr. Gordon did not receive any salary increase during 2002. Instead, the Compensation Committee increased the amount of pay at risk through his bonus opportunity. A substantial portion of Mr. Gordon's compensation is at risk. As discussed above, the Compensation Committee determined pre-established objective performance goals to determine Mr. Gordon's bonus. It is the Board's opinion that Mr. Gordon's compensation package was based on an appropriate assessment of the Company's performance, his individual performance and competitive standards.

Tax Deductibility of Executive Compensation

        The Internal Revenue Code limits the tax deductibility of executive compensation in certain circumstances. In the event a portion of executive compensation were not tax deductible, the Board of Directors may require the executive to defer the non-deductible portion of compensation until such time as the compensation may be deductible by the Company. In order to enable the Company to receive federal income tax deductions for the compensation paid to the executive officers of the Company in 2001 and in future years, the Board of Directors established the 2001 Bonus Incentive Plan.

        The foregoing report has been approved by the entire Board of Directors, the members of which are:

Melvin J. Gordon
Ellen R. Gordon
Charles W. Seibert
Lana Jane Lewis-Brent
Richard P. Bergeman

Compensation Committee Interlocks and Insider Participation

        As indicated above under "Report on Executive Compensation," during 2002 the Board of Directors of the Company was responsible for determining the compensation of the executive officers of the Company. Mr. Gordon is the Chairman of the Board and Chief Executive Officer of the Company and Mrs. Gordon is President and Chief Operating Officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company directs the majority of its charitable giving through a foundation in which Mr. and Mrs. Gordon are the sole directors. The foundation supports a number of medical research, educational and other charitable organizations principally located in cities where the Company has operations, as well as a matching gifts program for employees of the Company. The Company believes, due to the well-known and long-standing affiliation of Mr. and Mrs. Gordon with the Company, that any private or public recognition of them, which donee institutions sometimes give, provides a benefit to the Company. In 2002 the Board of Directors approved a donation of $1,025,000 to the foundation, which is generally consistent with amounts given in prior years.

        Mr. and Mrs. Gordon utilize a corporate apartment in connection with their conduct of Company business, the cost of which was approximately $70,000 in 2002.

Performance Graph

        The following performance graphs compare the Company's cumulative total shareholder return on the Company's Common Stock for a ten-year period (December 31, 1992 to December 31, 2002) and a five-year period (December 31, 1997 to December 31, 2002) with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Industry Food Index ("Peer Group," which includes the Company).

TEN-YEAR CUMULATIVE TOTAL RETURN*

FIVE-YEAR CUMULATIVE TOTAL RETURN

*
Assumes (i) $100 invested on December 31 of the first year of the chart in each of the Company's Common Stock, S&P 500 and the Dow Jones Industry Food Index and (ii) the reinvestment of dividends.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

        The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, as the independent auditors for the Company for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP has been the Company's independent auditors since 1968. Although not required by the Company's Articles of Incorporation or Bylaws, the Board of Directors deems it to be in the best interest of the Company to submit to the shareholders a proposal to ratify the appointment of PricewaterhouseCoopers LLP and recommends a vote in favor of such ratification. It is not expected that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting.

Fees

        Audit Fees.    $241,500 was billed by PricewaterhouseCoopers LLP for audit services rendered during 2002.

        Financial Information System Design and Implementation Fees.    There were no fees billed by PricewaterhouseCoopers LLP for financial information system design and implementation services rendered during 2002.

        All Other Fees.    $196,532 was billed by PricewaterhouseCoopers LLP for all other services rendered during 2002, including $147,016 for tax services and $49,516 for statutory audit requirements of our Mexican subsidiary.

        The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Company's Board is composed of three "independent" directors within the meaning of the rules of the New York Stock Exchange. The Audit Committee operates under a written charter approved by the full Board.

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002. The Audit Committee has discussed with the Company's independent auditors, which are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company's financial reporting. The Audit Committee has received from the independent auditors written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent auditors the firm's independence from management and the Company. In considering the independence of the Company's independent auditors, the committee took into consideration the amount and nature of the fees paid the firm for non-audit services, as described above.

        In reliance on the review and discussions described above, the Audit Committee recommends to the Board of Directors that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        The foregoing report has been approved by the Audit Committee, the members of which are:

      Charles W. Seibert, Chairman
      Lana Jane Lewis-Brent
      Richard P. Bergeman

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        In order to be considered for inclusion in the Company's proxy materials for the 2004 Annual Meeting of Shareholders, any shareholder proposals should be addressed to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President, and must be received no later than December 1, 2003. In addition, the Company's Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2003 Annual Meeting of Shareholders may consider shareholder proposals or nominations brought by a shareholder of record on March 4, 2003, who is entitled to vote at the 2003 Annual Meeting of Shareholders and who has given the Assistant Corporate Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2003 Annual Meeting of Shareholders must have been received by the Assistant Corporate Secretary on or after February 4, 2003 and on or prior to March 6, 2003. The Assistant Corporate Secretary did not receive notice of any shareholder proposals or nominations relating to the 2003 Annual Meeting of Shareholders. The 2004 Annual Meeting of Shareholders is expected to be held on May 3, 2004. A shareholder proposal or nomination intended to be brought before the 2004 Annual Meeting of Shareholders must be received by the Assistant Corporate Secretary on or after February 3, 2004 and on or prior to March 4, 2004.

GENERAL

        The Board of Directors does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being mailed herewith.

        A copy of the Company's 2002 Annual Report on Form 10-K without exhibits may be obtained without charge upon written request to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: G. Howard Ember Jr., Vice President/Finance and Assistant Secretary. A reasonable charge will be made for requested exhibits.

                      By Order of the Board of Directors
                      G. Howard Ember Jr.
                       Assistant Secretary

Chicago, Illinois
March 28, 2003

The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and FOR Proposal 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

(1)—	Election of Directors: 01 Melvin J. Gordon, 02 Ellen R. Gordon, 03 Lana Jane Lewis-Brent, 04 Charles W. Seibert, 05 Richard P. Bergeman
	FOR all nominees listed above (except as marked to the contrary above)		WITHHOLD AUTHORITY to vote for all nominees listed above	Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)
	☐		☐

(2)—	Ratify the appointment of PricewaterhouseCoopers LLP as auditors for the fiscal year 2003.
	FOR	AGAINST	ABSTAIN	(3)—	In their discretion on any other business that may properly come before such meeting.
	☐	☐	☐

Signature	Signature	Date
Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing. If shares are held jointly, both shareholders should sign.
/*\ FOLD AND DETACH HERE /*\

PROXY

TOOTSIE ROLL INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

        The undersigned shareholder of TOOTSIE ROLL INDUSTRIES, INC. (the "Company") hereby appoints ELLEN R. GORDON, MICHAEL L. SOFFIN and ROBERT A. GOULDIN, and each of them, as the undersigned's proxies (with the power of substitution) to vote all the shares of Common Stock and /or Class B Common Stock of the Company which the undersigned would be entitled to vote at the annual meeting of shareholders of such Company to be held on May 5, 2003, at 9:00 A.M. (EDST) and any adjournment thereof, on the matters set forth on the reverse side hereof.

        This Proxy will be voted in accordance with the instructions specified on the reverse side, but in the absence of any instructions will be voted "FOR" Items (1) and (2). If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. The undersigned hereby revokes any proxy heretofore given.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
A RETURN ENVELOPE IS ENCLOSED.

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

QuickLinks

Tootsie Roll Industries, Inc. 7401 South Cicero Avenue, Chicago, Illinois 60629
SOLICITATION OF PROXIES
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY CERTAIN BENEFICIAL OWNERS
OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY MANAGEMENT
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
Change in Control Agreements
Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Performance Graph
TEN-YEAR CUMULATIVE TOTAL RETURN
FIVE-YEAR CUMULATIVE TOTAL RETURN
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
GENERAL